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                                                                   EXHIBIT 23.3



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Security Dynamics Technologies, Inc. 1994 Stock Option Plan and Securix, Inc. 1996 Stock Option Plan of our report dated April 8, 1996 with respect to the consolidated financial statements and schedule of RSA Data Security, Inc. as of and for the periods indicated therein, not presented separately in the Annual Report (Form 10-K) of Security Dynamics Technologies, Inc. for the year ended December 31, 1996.



                                              Ernst & Young LLP



Palo Alto, California
July 22, 1997